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                              AJ. ROBBINS, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                              AND CONSULTANTS
                        3033 EAST 1ST AVENUE, SUITE 201
                           DENVER, COLORADO  80206




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Recycling Industries, Inc. dated December 19, 1997.


  /s/ AJ. Robbins
-----------------------------
AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS


Denver, Colorado
December 19, 1997